Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SiTime Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 2019, except for the effects of (i) the reclassifications discussed in Note 1 to the consolidated financial statements, as to which the date is July 16, 2019, (ii) the stock split described in Note 1 to the consolidated financial statements, as to which the date is October 23, 2019, and (iii) the reverse stock split described in Note 1 to the consolidated financial statements, as to which the date is November 7, 2019, relating to the consolidated financial statements of SiTime Corporation appearing in the Prospectus dated November 20, 2019 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-234305 on Form S-1, as amended. Our report contains explanatory paragraphs regarding the Company’s ability to continue as a going concern and change in accounting principle related to revenue recognition.

/s/ BDO USA, LLP

San Jose, California
November 25, 2019